Exhibit 99.1

DRI Corporation Posts Positive FY2008 Results

  Revenue Up Approximately 22 Percent Over Prior Year
  Diluted Earnings Per Share at 10 Cents vs. Prior Year at 3 Cents
  Positive Trends Indicated for FY2009
  Conference Call Slated April 2, 2009, at 11 a.m. (Eastern)

DALLAS--(BUSINESS WIRE)--March 31, 2009--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that it posted net sales of $70.6 million – an increase of approximately 22 percent – for its fiscal year ended Dec. 31, 2008, as compared to sales for the same period in 2007.

David L. Turney, the Company’s Chairman, President, and Chief Executive Officer, said: “Fiscal year 2008 was remarkable. We improved earnings while continuing to build our international market position and launch new products. Our earnings grew to 10 cents per diluted share, as compared to 3 cents per diluted share in fiscal year 2007 and a loss of 43 cents per diluted share in fiscal year 2006. We are positioned to achieve further significant improvements in fiscal year 2009, even while navigating the difficult global economic environment.”

On March 31, 2009, the Company filed with the Securities and Exchange Commission a Form 10-K for the period ended Dec. 31, 2008, as well as an amended Form 10-Q for second quarter 2008.

FOURTH QUARTER 2008 RESULTS

For the quarter ended Dec. 31, 2008, revenues were $15.6 million and a net loss applicable to common shareholders was $501 thousand, or 4 cents per diluted share. This compares to revenues of $17.1 million and net income applicable to common shareholders of $482 thousand, or 4 cents per diluted share for the same period last year. These amounts are after preferred stock dividends of $78 thousand in fourth quarter 2008 and $74 thousand in fourth quarter 2007.

Basic and diluted weighted-average shares outstanding for fourth quarter 2008 were 11.5 million and 11.5 million, respectively, as compared to 11.2 million and 12.0 million, respectively, for the same period in 2007.

“The fourth quarter, consistent with our guidance, was relatively soft. As was noted in previous communications, this was primarily due to order and shipment timing, and the contract nature of our business,” Mr. Turney said.

FISCAL YEAR 2008 RESULTS

For the fiscal year ended Dec. 31, 2008, revenues were $70.6 million, as compared to revenues of $57.9 million for the same period a year ago. The full year net income applicable to common shareholders was $1.2 million, or 11 cents per basic share and 10 cents per diluted share. This compares to a net profit of $380 thousand, or 4 cents per basic share and 3 cents per diluted share, for the same period a year ago.

Basic and diluted weighted-average shares outstanding for the fiscal year ended Dec. 31, 2008, were 11.3 million and 11.5 million, respectively, as compared to 10.8 million and 11.1 million, respectively, for the same period a year ago.

“As I look back over the last year and consider the plans we set in place several years ago, I believe that we have made the right decisions in emphasizing growth in our international business while focusing globally on margin improvements and cost reductions. Our continuing year-over-year earnings improvements reflect our ongoing efforts to further increase shareholder value. Our earnings guidance for fiscal year 2009 anticipates that revenue may exceed $90 million and earnings may reach approximately 20 cents per share; these are significant improvements when compared with our loss of 43 cents per diluted share in fiscal year 2006, our profit of 3 cents per diluted share in fiscal year 2007, and our profit of 10 cents per diluted share in fiscal year 2008,” Mr. Turney said.

REVISIONS TO QUARTERLY RESULTS

“Complex contracts in our diverse global revenues sometimes make the timing of revenue entry in our financial statements challenging to interpret. An amended Form 10-Q for second quarter 2008 recently filed with the SEC shifts some revenue previously reported in the second quarter to fourth quarter 2008, having no impact on the full year 2008 outcome. Second quarter 2008 remains profitable after the restatement,” Mr. Turney said.

ORDER FLOW

“We are fortunate to be in the global surface transportation market. So far, the global economic slowdown’s impact on our domestic and international served markets has been small and confined to certain international market sectors as opposed to being across all or most served market sectors. Long-term market drivers for the global transit industry include traffic gridlock, environmental issues, quality of life, mobility, economic issues, and the need to provide safe and secure transportation systems – points of worldwide concern that tend to be with us everywhere each day of the year,” Mr. Turney said.

According to Mr. Turney, the Company’s domestic subsidiaries have seen an increase in customer requests for estimates, quotes and proposals as a direct result of the American Recovery and Reinvestment Act of 2009 funding. “We recently announced that more than 50 such inquiries had been received by our domestic operations. If that activity ultimately translates into firm orders, we could potentially see up to $17 million in additional revenue for our domestic operations over fiscal years 2009 and 2010, with some possibly flowing into fiscal year 2011. I should also note that those numbers may continue to increase. The American Recovery and Reinvestment Act of 2009 provides $8.4 billion in federal funding for ‘shovel ready’ public transportation infrastructure projects.”

Mr. Turney also said, “The Company’s international operations have seen some customer procurement plan revisions, including rescheduling of delivery dates and some scale-back that we believe may partially be related to the economic slowdown in certain international market sectors. Regardless, our international business continues to grow in revenue and profits.”

BACKLOG

“Our backlog was $9.9 million at Dec. 31, 2008, as compared to $12.0 million at Dec. 31, 2007. We believe this is strictly a matter of timing as backlog is increasing in the first quarter 2009,” Mr. Turney said.

FY2009 FORECAST UNCHANGED

“First quarter 2009 will be relatively soft even though our order backlog is increasing. This is largely due to the timing of certain order deliveries. We continue to believe our fiscal year 2009 revenues, based on recent average exchange rates, may exceed $90 million – which represents a potential increase of approximately 28 percent over fiscal year 2008. This is remarkable growth in the present worldwide economic slow down, particularly when considering that our fiscal year 2008 revenues represented an increase of more than 22 percent above our fiscal year 2007. We also expect that fiscal year 2009 earnings may reach approximately 20 cents per share. We want to reiterate that our revenue stream normally has a significant level of larger contract content – the timing of delivery of which can be difficult to predict with precision – and our business will always have a degree of quarterly variability. This pattern has been noted in several of our previous communications, and that guidance is based on current exchange rates,” Mr. Turney said.

CONFERENCE CALL INFORMATION

Management will discuss fourth quarter and fiscal year 2008 results during an investors’ conference call on April 2, 2009, at 11 a.m. (Eastern).

  To participate in the live conference call, dial one of the following telephone numbers approximately five minutes prior to the start time: domestic, (800) 853-3895; or international, (334) 323-7224. The confirmation code is 60337692.
  Telephone replay will be available through April 30, 2009 via the following telephone numbers: domestic, (877) 656-8905; or international, (334) 323-9859. The replay passcode is 60337692.
  To participate via webcast, go to http://viavid.net/dce.aspx?sid=00006152. The webcast will be archived for one year.

MARK YOUR CALENDAR

  On or about May 15, 2009, the Company plans to file with the SEC a Form 10-Q for the period ended March 31, 2009.
  Management plans to review first quarter 2009 results during an investors’ conference call on May 18, 2009.
  The DRI Annual Meeting of Shareholders will take place June 2, 2009, at The Westin Galleria Dallas, 13340 Dallas Parkway, Dallas, Texas 75240. Registration will begin at 8:30 a.m. (Central) and the business meeting will commence at 9 a.m. (Central). Shareholders of record at the close of business on April 13, 2009, are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell™ video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing or amount of future revenues, expectations of profitability, expected business and revenue growth trends, future annualized revenue run rates, anticipated increases in shareholder value, and expectations regarding the Company’s ongoing business plan, expectations for transit industry support for the Company; as well as any statement, express or implied, concerning future events or expectations or which use words such as “suggest,” “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “guidance,” “may,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties that forecasted the timing or amount of future revenues, that our expectations as to future business and revenue growth trends, future annualized run rates, increases in shareholder value, and expectations regarding the Company’s ongoing business plan may not prove accurate over time, or that the transit industry does not provide the expected support we anticipate, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 31, 2009, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

DRI CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except shares and per share amounts)

	December 31,
	2008	2007
ASSETS
Current Assets
Cash and cash equivalents	$598	$729
Trade accounts receivable, net	12,403	11,919
Current portion of note receivable	86	86
Other receivables	431	465
Inventories	10,662	9,603
Prepaids and other current assets	427	495
Total current assets	24,607	23,297

Property and equipment, net	3,607	2,890
Long-term portion of note receivable	172	258
Goodwill	9,034	11,033
Intangible assets, net	790	1,097
Deferred tax assets, net	94	56
Other assets	1,157	283
Total assets	$39,461	$38,914

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Lines of credit	$3,743	$6,043
Notes payable, net	-	500
Loans payable	719	391
Current portion of long-term debt and capital leases	193	254
Current portion of foreign tax settlement	386	499
Accounts payable	5,347	6,246
Accrued expenses and other current liabilities	4,359	3,681
Preferred stock dividends payable	16	18
Total current liabilities	14,763	17,632

Long-term debt and capital leases, net	5,149	14

Foreign tax settlement, long-term	528	1,043

Deferred tax liabilities, net	137	-

Liability for uncertain tax positions	300	311

Minority interest in consolidated subsidiary	852	422

Commitments and contingencies

Shareholders' Equity
Series E Redeemable, Nonvoting, Convertible Preferred Stock, $.10 par value,
liquidation preference of $5,000 per share; 500 shares authorized; 80 and 85 shares issued and outstanding at December 31, 2008, and December 31, 2007, respectively; redeemable at the discretion of the Company at any time.	337	355
Series G Redeemable, Convertible Preferred Stock, $.10 par value,
liquidation preference of $5,000 per share; 600 shares authorized; 444 and 410 shares issued and outstanding at December 31, 2008, and December 31, 2007, respectively; redeemable at the discretion of the Company after five years from date of issuance.	1,938	1,768
Series H Redeemable, Convertible Preferred Stock, $.10 par value,
liquidation preference of $5,000 per share; 600 shares authorized; 64 and 59 shares issued and outstanding at December 31, 2008, and December 31, 2007, respectively; redeemable at the discretion of the Company after five years from date of issuance.	272	247
Series J Redeemable, Convertible Preferred Stock, $.10 par value,
liquidation preference of $5,000 per share; 250 shares authorized; 90 shares issued and outstanding at December 31, 2008, and December 31, 2007; redeemable at the discretion of the Company at any time.	388	388
Series AAA Redeemable, Nonvoting, Convertible Preferred Stock, $.10 par value,
liquidation preference of $5,000 per share; 20,000 shares authorized; 166 and 172 shares issued and outstanding at December 31, 2008, and December 31, 2007, respectively; redeemable at the discretion of the Company at any time.	830	860
Common stock, $.10 par value, 25,000,000 shares authorized; 11,466,606 and
11,187,993 shares issued and outstanding at December 31, 2008 and December 31, 2007, respectively.	1,147	1,119
Additional paid-in capital	32,706	32,079
Accumulated other comprehensive income - foreign currency translation	512	4,570
Accumulated deficit	(20,398)	(21,894)
Total shareholders' equity	17,732	19,492
Total liabilities, minority interest and shareholders' equity	$39,461	$38,914

DRI CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Year Ended December 31,
	2008	2007	2006

Net sales	$70,559	$57,932	$49,161
Cost of sales	46,671	39,311	35,287
Gross profit	23,888	18,621	13,874

Operating expenses
Selling, general and administrative	19,000	15,216	15,555
Research and development	974	1,149	1,463
Total operating expenses	19,974	16,365	17,018

Operating income (loss)	3,914	2,256	(3,144)

Other income (loss)	188	103	(55)
Foreign currency gain	558	210	152
Interest expense	(1,433)	(1,197)	(1,508)
Total other income and expense	(687)	(884)	(1,411)

Income (loss) from continuing operations before income tax expense and minority interest	3,227	1,372	(4,555)

Income tax expense	(1,096)	(291)	(331)

Income (loss) from continuing operations before minority interest in (income) loss of consolidated subsidiary	2,131	1,081	(4,886)

Minority interest in (income) loss of consolidated subsidiary	(635)	(188)	658

Income (loss) from continuing operations	1,496	893	(4,228)
(Loss) income from discontinued operations	-	(219)	334

Net income (loss)	1,496	674	(3,894)

Provision for preferred stock dividends	(303)	(294)	(298)
Amortization for discount on preferred stock	-	-	(49)

Net income (loss) applicable to common shareholders	$1,193	$380	$(4,241)

Net income (loss) per share - basic
Continuing operations	$0.11	$0.06	$(0.47)
Discontinued operations	$0.00	$(0.02)	$0.03
Income (loss) per share applicable to common shareholders	$0.11	$0.04	$(0.43)

Net income (loss) per share - diluted
Continuing operations	$0.10	$0.05	$(0.47)
Discontinued operations	$0.00	$(0.02)	$0.03
Income (loss) per share applicable to common shareholders	$0.10	$0.03	$(0.43)

Weighted average number of common shares and common
share equivalent outstanding
Basic	11,333,984	10,751,220	9,787,599
Diluted	11,492,473	11,146,107	9,787,599

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Manager, Corporate Communications
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com